As filed with the Securities and Exchange Commission on February 15, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CACI International Inc

(Exact name of registrant as specified in its charter)

Delaware	54-1345888
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1100 North Glebe Road, Arlington, Virginia	22201
(Address of principal executive offices)	(Zip code)

CACI International Inc

1996 Stock Incentive Plan (As Amended September 22, 2004)

(Full title of the plan)

Jeffrey P. Elefante

Executive Vice President and General Counsel

CACI International Inc

1100 North Glebe Road

Arlington, Virginia 22201

(Name and address of agent for service)

(703) 841-7800

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.10 per share	1,500,000 (1)	$00.00 (2)	$00,000,000	$0,000

Total		53.98	80,970,000	9,530.17

(1)	Represents shares of common stock issuable upon exercise of options and stock awards granted under the 1996 Stock Incentive Plan (As Amended September 22, 2004).

(2)	Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the New York Stock Exchange on February 11, 2005.

This Registration Statement on Form S-8 is filed to register additional shares authorized pursuant to amendments to our 1996 Stock Incentive Plan approved by our stockholders on December 1, 2004. The contents of our earlier registration statements on Form S-8 filed with the Securities and Exchange Commission on January 24, 1997, File No. 333-20407, February 7, 2002, File No. 333-82342, and March 28, 2003, File No. 333-104115, with respect to shares of common stock authorized under our 1996 Stock Incentive Plan are herein incorporated by reference. The following information is provided to update and supplement the information contained in our Form S-8 filings dated January 24, 1997, February 7, 2002, and March 28, 2003.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The documents containing the information concerning the 1996 Stock Incentive Plan (“the Plan”) required by Item 1 of Part 1 of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part 1 of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We incorporate by reference the following documents that we have previously filed with the Securities and Exchange Commission:

(a)	our registrations on Form 8-A and 8-A/A filed on February 7, July 19 and August 13, 2002, and March 21 and July 11, 2003;

(b)	our annual report on Form 10-K for our fiscal year ended June 30, 2004 (as filed on September 13, 2004);

(c)	our quarterly report on Form 10-Q for the three months ended September 30, 2004 (as filed on November 9, 2004);

(d)	Our quarterly report on Form 10-Q for the three and six months ended December 31, 2004 (as filed on February 9, 2005);

(e)	our current reports on Form 8-K and 8-K/A (as filed on July 7, 16, 19, 20, 23, 29 and 30, August 4, 10, 13, 19 and 26, October 1, 2004, and January 26, 2005); and

(f)	our definitive Proxy Statement (as filed on October 22, 2004).

Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the securities described in this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

Item 5.	Interest of Named Experts and Counsel

Jeffrey P. Elefante, who has furnished the opinion of counsel included as Exhibit 5.1 hereto, is an officer of the Registrant, holds shares of, and options to purchase shares of, the Registrant’s Common Stock and may participate in the 1996 Stock Incentive Plan.

Item 8.	Exhibits (listed by numbers corresponding to the exhibit table of Item 601 of Regulation S-K).

4.1	Certificate of Incorporation of CACI International Inc, as amended to date (incorporated by reference to the Registrant’s Form DEF 14A filed with the Securities and Exchange Commission on October 15, 2002).

4.2	By–Laws of CACI International Inc (filed as Exhibit 3.2 to our annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2002 and incorporated herein by reference).

4.3	1996 Stock Incentive Plan (As Amended September 22, 2004).

5.1	Opinion of Jeffrey P. Elefante, Executive Vice President, General Counsel and Secretary.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3	Consent of counsel (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Virginia, on this 15th day of February, 2005.

CACI International Inc

By:	/s/ Jeffrey P. Elefante
Jeffrey P. Elefante
Executive Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Stephen L. Waechter and Jeffrey P. Elefante, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J.P. London J.P. London	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	February 15, 2005

/s/ Stephen L. Waechter Stephen L. Waechter	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 15, 2005

/s/ Herbert W. Anderson Herbert W. Anderson	Director	February 15, 2005

/s/ Michael J. Bayer Michael J. Bayer	Director	February 15, 2005

/s/ Peter A. Derow Peter A. Derow	Director	February 15, 2005

/s/ Richard L. Leatherwood Richard L. Leatherwood	Director	February 15, 2005

/s/ Barbara A. McNamara Barbara A. McNamara	Director	February 15, 2005

/s/ Arthur L. Money Arthur L. Money	Director	February 15, 2005

/s/ Warren R. Phillips Warren R. Phillips	Director	February 15, 2005

/s/ Charles P. Revoile Charles P. Revoile	Director	February 15, 2005

/s/ John M. Toups John M. Toups	Director	February 15, 2005

/s/ Larry D. Welch Larry D. Welch	Director	February 15, 2005

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation of CACI International Inc, as amended to date (incorporated by reference to the Registrant’s Form DEF 14A filed with the Securities and Exchange Commission on October 15, 2002).

4.2	By–Laws of CACI International Inc (filed as Exhibit 3.2 to our annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2002 and incorporated herein by reference).

4.3	1996 Stock Incentive Plan (As Amended September 22, 2004).

5.1	Opinion of Jeffrey P. Elefante, Executive Vice President, General Counsel and Secretary.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3	Consent of counsel (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page).